UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 31, 2007             (October 29, 2007)

Date of report     (Date of earliest event reported)

Hexcel Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8472	94-1109521

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut  06901-3238

(Address of Principal Executive Offices and Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01                               Other Events

        As previously disclosed, we have been cooperating with the U.S. Department of Justice (“DOJ”) in its investigation into the use of allegedly defective Zylon® fiber in ballistic vests designed and produced by our customers and purchased under U.S. government funded programs. We did not manufacture the Zylon fiber. In order to avoid the distraction, cost and uncertainties of litigation, on October 29, 2007 we entered into a settlement agreement with the DOJ to resolve the United States’ civil claims for defective Zylon vests it funded, for $15 million.  We did not admit to any wrongdoing on the part of the Company or any employee.  We agreed to continue cooperating with the DOJ in its investigation, although our ballistic fabric for body armor business has been sold.

2

Signature

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

October 31, 2007
/s/ Ira J. Krakower
Ira J. Krakower
Senior Vice President